Exhibit 99.1

NEWS RELEASE	CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION PROVIDES BUSINESS UPDATE AND
ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR 1Q20

ELYRIA, OH, April 14, 2020 - (BUSINESS WIRE) - Invacare Corporation (“Invacare”)(NYSE:IVC) will participate today in the 19th Annual Needham Healthcare Conference where the company's management will provide a business update and share preliminary financial results for the first quarter ended March 31, 2020.

Business Update

Providing an update on the business environment, Matt Monaghan, chairman, president and chief executive officer stated, “As an 'essential' business making medical devices, Invacare has continued to operate in nearly all of its facilities, having taken the recommended public health measures to ensure worker and workplace safety. We have a remarkably engaged team of associates who have quickly adapted to this new environment and who have continued to enable us to supply critical products used directly in the COVID-19 response, as well as medical solutions for non-elective conditions. I am especially proud of how well our team has reacted to this critical situation.

We continue to see extraordinarily high demand globally for our respiratory products, beds and therapeutic support surfaces, which are vital in the fight against the COVID-19 pandemic. These products are being deployed in expanded medical facilities to relieve the strain on hospital systems by providing more medical beds and access to purified oxygen needed in respiratory care. We are working to increase our capacity to produce these critical products and resolve especially difficult global supply chain challenges compounded by the effects of this pandemic. As a result, there are practical limits to the extent we can increase output. And, we are taking steps to offset cost increases from pandemic-related supply chain disruptions.

The pandemic has appropriately focused the provision of healthcare to urgent non-elective care, reducing access to clinicians and healthcare facilities on which other parts of our business rely to engage with customers for product trials and fittings. As a result, and combined with various stay-at-home orders, we have begun experiencing a global decline in quotes for mobility and seating products, and we expect a decline in orders will follow. Because our products are generally employed for non-elective and chronic or persistent conditions, we expect consumer needs to be durable and, therefore, we expect demand to rebound once COVID-19 related priority care and public health policies are relaxed.”

First Quarter 2020 Preliminary Financial Results

For first quarter 2020, Invacare expects to report unaudited and preliminary net sales of approximately $218.0 million, a decrease of roughly 2.2% compared to the prior year. When adjusted for the negative foreign currency impact and the divestiture impact from Dynamic Controls in March 2020, constant currency net sales(a) increased 0.1% compared to the prior year. Preliminary results in 1Q20 were largely ahead of the influence of COVID-19 and reflect growth in respiratory and mobility and seating products offset by a decline in lifestyle products.

“I am pleased with our first quarter performance, particularly in light of the significant changes everywhere as a result of the pandemic. Our team continues to rise to the challenge of supporting our customers globally,” said Monaghan. “Overall, our preliminary net sales results were in-line with our expectations, with preliminary operating loss, Adjusted EBITDA(b) and Free Cash Flow(c) favorable to 1Q19.

As we navigate the uncertain business environment, we continue to allocate more resources to the business units experiencing increased demand and expect to continue taking actions to mitigate the potential negative financial and operational impacts on other parts of our business that may decline. In the medium-term, we still expect to execute on the previously planned steps in our transformation. Given the broad and dynamic consequences of COVID-19, we will provide additional information during our upcoming first quarter 2020 earnings announcement and conference call.”

Increased Financial Flexibility

The company continues to optimize its balance sheet for the current environment. As previously disclosed, the company preemptively drew $21.6 million under its North America credit facility. Subsequent to the first quarter 2020, the company borrowed an additional $8.5 million under its European credit facility. These actions were taken to preserve business flexibility and without specific planned uses of capital. In addition, the company realized net proceeds of approximately $13.0 million related to the previously disclosed divestiture of Dynamic Controls. Those actions, combined with the company's cash balances of approximately $80.0 million as of December 31, 2019, and the anticipated generation of Adjusted EBITDA and free cash flow, should provide the company sufficient liquidity to manage the business.

Conference Participation

Matt Monaghan will participate in a fireside chat today at 9:20 a.m. ET. The live audio cast will be available at http://wsw.com/webcast/needham95/ivc/ and it will be accessible for replay for 90 days following the conference.

About Invacare Corporation

Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

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This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the expected effects on the company’s business of the COVID-19 pandemic; sales and free cash flow trends; the impact of contingency plans and SG&A and investment reductions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results may differ materially as a result of various risks and uncertainties, including the duration and scope of the COVID-19 pandemic and impact on the demand for the company’s products; the ability of the company to obtain needed raw materials and components from its suppliers; actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps the company takes to reduce operating costs; the inability of the company to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs to maintain competitive prices for its products; lack of market acceptance of the company's new product innovations; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan such as its new product introductions, additional investments in sales force and demonstration equipment, plant consolidation in Germany, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on the company's liquidity, including the company's ability to address future debt maturities, that may result from delays in the implementation of, any failure to realize benefits from, its current and planned business initiatives; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; adverse impacts of new tariffs or increases in commodity prices or freight costs; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of the company's facilities at any time and governmental investigations or enforcement actions; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.

Definitions of Non-GAAP Financial Measures

(a) "Constant currency net sales" is a non-GAAP financial measure, which is defined as net sales excluding the impact of foreign currency translation and divestitures. For foreign currency translation impact, the current year's functional constant currency net sales are translated using the prior year's foreign exchange rates. For the divestiture impact, the company adjusted a portion of net sales as the Dynamic Controls business was divested as of March 7, 2020. These amounts are then compared to the prior year's sales to calculate the constant currency net sales change. For 1Q20, the company estimates the negative impact of foreign currency of 1.7% and the divestiture of 0.6%. The company believes that this financial measure provides meaningful information for evaluating the core operating performance of the company.

(b) "Adjusted EBITDA" is a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization and calculated as net loss plus: income taxes, interest expense-net, loss on debt extinguishment including debt finance charges and fees, gain on convertible debt derivatives, asset write-downs related to intangible assets, gain on sale of business and depreciation and amortization, as further adjusted to exclude charges related to restructuring activities and stock-based compensation expense. It should be noted that the company's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies and financial analysts calculate Adjusted EBITDA in the same manner. The company believes that this financial measure provides meaningful information which is used by financial analysts and others in the company's industry to evaluate the performance of the company.
(c) "Free cash flow" is a non-GAAP financial measure, which is defined as net cash provided (used) by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment. The company believes that this financial measure provides meaningful information for evaluating the overall financial performance of the company and its ability to repay debt or make future investments.